                                                                     EXHIBIT 5.1

                               ALSTON & BIRD LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                               Fax: 404-881-7777
                                 www.alston.com



                                 June 16, 2000


HeadHunter.NET, Inc.
333 Research Court, Suite 200
Norcross, GA  30092

         Re:      Registration Statement on Form S-4 (No. 333-37430)

Ladies and Gentlemen:

         We have acted as counsel to HeadHunter.NET, Inc., a Georgia corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), 7,500,000 shares of the Company's Common Stock, par value $.01 per share, for issuance by the Company (the "Shares"). Following the effectiveness of the Registration Statement, the Company intends to issue the Shares in connection with the proposed merger transaction (the "Merger") in which CareerMosaic Inc., a Delaware corporation ("Target Company"), will merge into a wholly owned subsidiary of the Company pursuant to an Agreement and Plan of Merger dated as of April 15, 2000 (the "Merger Agreement") by and among the Company, the Target Company, Omnicom Group Inc., Bernard Hodes Group Inc., Resume Acquisition Corporation, and ITC Holding Company, Inc. This opinion letter is rendered pursuant to Item 21 of Form S-4 and Item 601(b)(5) of the Commission's Regulation S-K.




1211 East Morehead Street                3605 Glenwood Avenue, Suite 310         601 Pennsylvania Avenue, N.W.
P. O. Drawer 34009                       P. O. Drawer 31107                      North Building, 11th Floor
Charlotte, NC 28234-4009                 Raleigh, NC 27622-1107                  Washington, DC 20004-2601
704-331-6000                             919-420-2200                            202-756-3300
Fax: 704-334-2014                        Fax: 919-420-2260                       Fax: 202-756-3333

HeadHunter.NET, Inc.
June 16, 2000
Page 2


         We have examined the Articles of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter, the Merger Agreement, the Registration Statement and other agreements or documents we deemed necessary for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the Merger Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the laws of the State of Georgia, General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting such General Corporation Law and Constitution, and we do not express any opinion herein concerning any other laws.

         This opinion letter is provided to the Company and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, assuming approval of the Merger by the shareholders of the Company and the consummation of the Merger in the manner described in the Registration Statement, the Shares to be issued in the Merger upon conversion of and in exchange for the shares of Target Company's Common Stock issued and outstanding immediately prior to the effective time of the Merger, when issued and delivered by the Company as set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

HeadHunter.NET, Inc.
June 16, 2000
Page 3



         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the proxy statement/prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.



                                     ALSTON & BIRD LLP


                                     By:    /s/ ALSTON & BIRD LLP
                                        --------------------------------------